Exhibit (j)(1) under Form N-1A

Exhibit 24 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 62 to the Registration Statement (Form N-1A, No. 2-91091) of Federated High Yield Trust, and to the incorporation by reference of our report, dated April 24, 2017, on Federated High Yield Trust, included in the Annual Report to Shareholders for the fiscal year ended February 28, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 24, 2017